Exhibit 1

TARGET CREDIT CARD OWNER TRUST 2005-1

$750,000,000 Class A Floating Rate Asset-Backed Notes

UNDERWRITING AGREEMENT

November   , 2005

Lehman Brothers Inc.,
as Representative of the several Underwriters
745 7th Avenue, 7th Floor
New York, New York 10019

Ladies and Gentlemen:

1.               Introduction.  Target Credit Card Owner Trust 2005-1, a Delaware statutory trust (the “Issuer”), proposes to issue the $750,000,000 Class A Floating Rate Asset-Backed Notes (the “Class A Notes”) and Target Receivables Corporation, a Minnesota corporation (“TRC”) proposes to sell the Class A Notes to the several Underwriters named in Exhibit A hereto (the “Underwriters”) pursuant to this Underwriting Agreement (the “Underwriting Agreement”).

Target National Bank, a national banking association (“Target National Bank”), from time to time sells, transfers and conveys receivables (the “Receivables”) generated from time to time in a portfolio of open-end bank credit card accounts and certain related rights to Target Capital Corporation, a Minnesota corporation (“TCC”), pursuant to the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000 (the “Bank Receivables Purchase Agreement”), by and between Target National Bank and TCC.

TCC from time to time sells, transfers and conveys the Receivables and other rights to TRC, pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000 (the “Receivables Purchase Agreement”), by and between TCC and TRC.

TRC from time to time transfers the Receivables to Target Credit Card Master Trust, a Delaware common law trust (the “Trust”), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (the “Pooling and Servicing Agreement”), by and among TRC, as Transferor (in such capacity, the “Transferor”), Target National Bank, as Servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as Trustee (the “Trustee”).

The Transferor and the Trustee propose to create a new Series of Investor Certificates (the “Collateral Certificate”), pursuant to the Series 2005-1 Supplement to

the Pooling and Servicing Agreement, dated as of November    , 2005 (the “Series Supplement”), by and among the Transferor, the Servicer and the Trustee.

The Collateral Certificate will be transferred by TRC to the Issuer in consideration of the Notes (as defined below), pursuant to the Deposit and Administration Agreement, dated as of November    , 2005 (the “Deposit and Administration Agreement”), by and between TRC, as Depositor and Administrator (in such capacities, the “Depositor” and “Administrator,” respectively) and the Issuer.

The Issuer, which was created by the Trust Agreement, dated as of November    , 2005 (the “Trust Agreement”), by and between TRC, as Depositor, and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee, will pledge the Collateral Certificate to Wells Fargo, as Indenture Trustee (in such capacity, the “Indenture Trustee”) under the Indenture, dated as of November    , 2005 (the “Indenture”), by and between the Issuer and the Indenture Trustee, to secure the Class A Notes and the $211,538,462 Subordinated Interests (the “Subordinated Interests” and, together with the Class A Notes, the “Notes”) to be issued by the Issuer on the Closing Date, pursuant to the Indenture.  The Subordinated Interests initially will be retained by TRC.

The Class A Notes and Subordinated Interests are obligations of the Issuer.  The primary asset of the Issuer is the Collateral Certificate, which represents a specified undivided interest in the Trust.

This Underwriting Agreement, the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Deposit and Administration Agreement, the Trust Agreement and the Indenture shall collectively hereinafter be referred to as the “Basic Documents.”  Capitalized terms used but not defined herein have the meanings assigned thereto in the respective Basic Documents.  TRC and Target Corporation, a Minnesota corporation (the “Company”), hereby agree with the Underwriters as follows:

2.               Representations and Warranties of TRC and the Company.  Each of TRC and the Company, as applicable (each as to itself only, except that the representations and warranties as to Target National Bank and TCC are made by the Company), hereby represents and warrants to, and agrees with, the several Underwriters that:

(a)                                  A registration statement on Form S-1 (Registration No. 333-127864) relating to the Class A Notes and the Collateral Certificate, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective under the Securities Act of 1933 (the “Act”) and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment.  If such registration statement (the “initial registration statement”) has been declared effective, either (i) an additional registration statement (the “additional registration statement”) relating to the Class A Notes and the Collateral Certificate has been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and has become effective upon filing pursuant to such Rule and the Class A Notes and the Collateral Certificate all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Class A Notes and the Collateral Certificate will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If TRC does not propose to amend the initial registration statement or, if an additional registration statement has been filed and TRC does not propose to amend it and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Underwriting Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b).  For purposes of this Underwriting Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Underwriting Agreement, the additional registration statement means (i) if TRC has advised Lehman Brothers Inc. (the “Lead Underwriter”), as representative of the Underwriters (in such capacity, the “Representative”), that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Underwriting Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if TRC has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission.  If an additional registration statement has not been filed prior to the execution and delivery of this Underwriting Agreement but the Transferor has advised the Representative that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).  “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.  The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.”  The form of prospectus relating to the Class A Notes and Collateral Certificate, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the “Prospectus.”  No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b)                                 If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Underwriting Agreement, (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Underwriting Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Underwriting Agreement, the Additional Registration Statement each conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus conforms or will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Underwriting Agreement on the Effective Date of the Initial

Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed.  The preceding two sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Transferor or the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

(c)                                  Each of TRC and the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each of TRC and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to so qualify might permanently impair title to property material to its operation or its right to enforce a material contract against others or expose it to substantial liability in such jurisdiction.

(d)                                 No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by TRC or the Company of the transactions contemplated by this Underwriting Agreement in connection with the issuance and sale of the Class A Notes, except such as have been obtained and made under the Act, and except such as may be required under state securities laws.

(e)                                  Neither TRC nor the Company is in violation of its Articles of Incorporation or Bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Basic Documents.  The execution, delivery and performance of the Basic Documents and the issuance and sale of the Class A Notes and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over TRC or the Company or any of the Company’s subsidiaries or any of its properties, or any material agreement or instrument to which TRC or the Company or any of the Company’s subsidiaries is a party or by which TRC or the Company or any of the Company’s subsidiaries is bound or to which any of the properties of TRC or the Company or any of the Company’s subsidiaries is subject, or the Articles of Incorporation or Bylaws of TRC or the Company or any of the Company’s subsidiaries; TRC has full power and authority to authorize, issue and transfer the Collateral Certificate as contemplated by the Deposit and Administration Agreement and sell the Class A Notes as contemplated by this Underwriting Agreement; and each of TRC and the Company has full power and authority to enter into the Basic Documents to which it is a party.

(f)                                    As of the Closing Date, the representations and warranties of TRC in the Basic Documents to which it is a party will be true and correct.

(g)                                 This Underwriting Agreement has been duly authorized, executed and delivered by TRC and the Company.

(h)                                 TRC has authorized: (i) the conveyance of the Receivables to the Trust, (ii) the issuance of the Collateral Certificate by the Trust, (iii) the transfer of the Collateral Certificate to the Issuer, (iv) the issuance of the Notes, and (v) the sale of the Class A Notes.

(i)                                     The Company has delivered to you complete and correct copies of its Form 10-Q for the second quarter of 2005 and its Form 10-K for 2004.  Except as set forth in or contemplated in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other) of either TRC or the Company or the credit card business of Target National Bank, the Company or its Affiliates since the date of the information provided pursuant to the preceding sentence.

(j)                                     Any taxes, fees and other governmental charges due and payable from or by TRC or the Company in connection with the execution, delivery and performance of the Basic Documents, the Collateral Certificate and the Notes and any other agreements contemplated therein shall have been paid or will be paid by TRC or the Company, as the case may be, at or prior to the Closing Date to the extent then due.

3.               Purchase, Sale and Delivery of Class A Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, TRC agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from TRC, at a purchase price of               % of the principal amount thereof, the respective principal amounts of Class A Notes set forth opposite the names of the Underwriters in Exhibit A hereto.

TRC will deliver against payment of the purchase price the Class A Notes in the form of one or more permanent global securities in certificated form (the “Global

Notes”) deposited with the Indenture Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.  Payment for the Class A Notes shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated to the Lead Underwriter by TRC or the Company at 10:00 a.m.  (New York time), on November    , 2005, or at such other time not later than seven full business days thereafter as the Lead Underwriter and TRC determine, such time being herein referred to as the “Closing Date,” against delivery to the Indenture Trustee, as custodian for DTC, of the Global Notes representing all of the Class A Notes.  For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Class A Notes.  The Global Notes will be made available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at least 24 hours prior to the Closing Date.

4.               Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Class A Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

5.               Certain Agreements of TRC and the Company.  Each of TRC and the Company, as applicable (each as to itself only, except that the covenants as to Target National Bank and TCC are made by the Company), covenant and agree with the several Underwriters that:

(a)                                  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Underwriting Agreement, TRC will file the Prospectus with the Commission pursuant to Rule 424(b)(1) (or, if applicable, pursuant to Rule 424(b)(4)) not later than the Commission’s close of business on the second business day following the earlier of (A) the date of determination of the offering price or (B) the date the Prospectus is first used after effectiveness in connection with a public offering or sale.

TRC will advise the Representative promptly of any such filing pursuant to Rule 424(b).  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Underwriting Agreement and an additional registration statement is necessary to register a portion of the Class A Notes and the Collateral Certificate under the Act but the Effective Time thereof has not occurred as of such execution and delivery, TRC will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Underwriting Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any

Underwriter, or will make such filing at such later date as shall have been consented to by the Lead Underwriter.

(b)                                 TRC or the Company will advise the Representative promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus, or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus, and will not effect such amendment or supplementation without the Representative’s consent; and TRC or the Company will also advise the Representative promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Underwriting Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceeding in respect of a Registration Statement and each of TRC and the Company will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)                                  If, at any time when a prospectus relating to the Class A Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, TRC will promptly notify the Representative of such event and will promptly prepare and file with the Commission (subject to the Representative’s prior review pursuant to paragraph (b) of this Section 5), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d)                                 As soon as practicable, but not later than the Availability Date (as defined below), TRC will cause the Issuer to make generally available to the Class A Noteholders an earnings statement of the Issuer covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act.  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the Issuer’s fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Issuer’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)                                  TRC or the Company will furnish to the Representative copies of each Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Class A Notes and the Collateral Certificate is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative requests.  The Prospectus shall be so furnished on or prior to 10:00 a.m., New York time, on the business day following the later of the execution and delivery of this Underwriting Agreement or the Effective Time of the Initial Registration Statement.  All other such documents shall be so furnished as soon as available.  TRC or the Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)                                    TRC will cooperate in the qualification of the Class A Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and in the continuation of such qualifications in effect so long as required for the distribution of the Class A Notes.

(g)                                 For a period from the date of this Underwriting Agreement until the retirement of the Class A Notes (i) Target National Bank, as Servicer, will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Trustee, pursuant to Article III of the Pooling and Servicing Agreement and Section 5.2 of the Series Supplement and the annual independent certified public accountant’s servicing reports furnished to the Trustee pursuant to Article III of the Pooling and Servicing Agreement, by either first-class mail or electronic transfer (including e-mail) as soon as practicable after such statements and reports are furnished to the Trustee, and (ii) any other periodic certificates or reports as may be delivered to the Trustee or the Collateral Certificateholder under the Pooling and Servicing Agreement or the Series Supplement, provided, however, that for monthly distribution reports filed on Form 10-D and annual reports filed on Form 10-K as required by the Exchange Act, the delivery requirement to the Representative and the Underwriters is waived.

(h)                                 For a period from the date of this Underwriting Agreement until the retirement of the Class A Notes (i) Target National Bank, as Servicer, will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee, pursuant to Section 3.9 of the Indenture, by either first-class mail or electronic transfer (including e-mail) as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii) any other periodic certificates or reports as may be delivered to the Indenture Trustee or the Class A Noteholders under the Indenture, provided, however, that for monthly distribution reports filed on Form 10-D and annual reports filed on Form 10-K as required by the Exchange Act, the delivery requirement to the Representative and the Underwriters is waived.

(i)                                     So long as any of the Class A Notes are outstanding, TRC will furnish to the Representative by either first-class mail or electronic transfer (including e-mail) as soon as practicable, copies of all documents (A) distributed, or caused to be distributed, by the Issuer to Class A Noteholders, (B) filed, or caused to be filed, by the Issuer with the Commission pursuant to the Exchange Act, any order of the Commission thereunder or pursuant to a “no-action” letter from the staff of the Commission and (C) from time to time, such other information in the possession of TRC concerning the Issuer as the Representative may reasonably request.  TRC will register, or cause the Issuer to register, the Class A Notes under the Exchange Act within 120 days after the end of the fiscal year of the Trust during which the offering of the Class A Notes to the public occurred, provided, however, that for monthly distribution reports filed on Form 10-D and annual reports filed on Form 10-K as required by the Exchange Act, the delivery requirement to the Representative and the Underwriters is waived..

(j)                                     TRC will pay all expenses incident to the performance of its obligations under this Underwriting Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of their outside counsel) incurred by them in connection with qualification of the Class A Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Class A Notes, for any travel expenses of the Transferor’s officers and employees and any other expenses of the Transferor in connection with attending or hosting meetings with prospective purchasers of the Class A Notes and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto).

(k)                                  To the extent, if any, that the ratings provided with respect to the Class A Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by TRC or the Company agreed upon on or prior to the Closing Date, TRC or the Company shall furnish such documents and take any such other action.

(l)                                     TRC or the Company shall not, until after the Closing Date, offer, sell or contract to sell, directly or indirectly, or file with the Commission a registration statement under the Act relating to, securities substantially similar to the Class A Notes.

6.               Conditions of the Obligations of the Underwriters.  The obligation of the several Underwriters to purchase and pay for the Class A Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of TRC and the Company herein, to the accuracy of the statements of officers of TRC and the Company made pursuant to the provisions hereof, to the performance by each of TRC and the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Underwriting Agreement, shall be on or prior to the date of this Underwriting Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Underwriting Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Target National Bank) set forth in the Registration Statements and the Prospectus (and any supplements thereto), agrees with the accounting records of Target National Bank, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the accounts.

For purposes of this subsection only, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Underwriting Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Underwriting Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) ”Prospectus” shall mean the prospectus included in the Registration Statements.  All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

(b)                                 If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Underwriting Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Underwriting Agreement or such later date as shall have been consented to by the Representative.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Underwriting Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Underwriting Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative.  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Underwriting Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Underwriting Agreement.  Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of TRC, the Company or the Representative, shall be contemplated by the Commission.

(c)                                  Subsequent to the execution and delivery of this Underwriting Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of TRC, TCC, the Company or Target National Bank or its credit card business which, in the judgment of a majority in interest of the Underwriters, including the Lead Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A Notes; (ii) any downgrading in the rating of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) if in the judgment of a majority in interest of the Underwriters, including the Lead Underwriter, the effect of any such downgrading or public announcement makes it impractical or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Class A Notes; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of TRC or the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Lead Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A Notes.

(d)                                 You shall have received from Timothy R. Baer, General Counsel for the Company and counsel for TRC, TCC and Target National Bank, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                                     Each of TRC, the Company and TCC has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota with full corporate power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party and, solely with respect to TRC, as Transferor, to execute and deliver to the Trustee the Collateral Certificate pursuant to the Pooling and Servicing Agreement and Series Supplement;

(ii)                                  Target National Bank is a national banking corporation duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Basic Documents to which it is a party and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted;

(iii)                               Each of TRC, the Company, TCC and Target National Bank is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trust by the Transferor unenforceable by the Credit Card Originator, the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Class A Noteholders under the Pooling and Servicing Agreement, the Series Supplement or the Indenture;

(iv)                              The Collateral Certificate has been duly authorized, executed and delivered by the Transferor and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement and delivered to the Issuer at the direction of the Transferor, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement and the Series Supplement;

(v)                                 The Notes have been duly authorized, executed and delivered by the Issuer and, when duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture and (A) in the case of the Subordinated Interests, delivered to the Depositor, and (B) in the case of the Class A Notes, delivered to and paid for by the Underwriters in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms;

(vi)                              Each of the Basic Documents to which the applicable entity is a party has been duly authorized, executed and delivered by TRC, the Company, TCC and/or the Servicer, as the case may be;

(vii)                           No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution and delivery by TRC, the Issuer, the Company, TCC or the Servicer of the Basic Documents, the Collateral Certificate or the Notes, to the extent it is a signatory or party thereto, or the performance of its obligations thereunder, or (B) the issuance or sale of the Notes or the Collateral Certificate, except such as have been obtained under the Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Class A Notes by the Underwriters;

(viii)                        None of the execution and delivery of the Basic Documents, the Collateral Certificate or the Notes by TRC, the Issuer, the Company, TCC and/or the Servicer, as the case may be, or the performance by TRC, the Issuer, the Company, TCC and/or the Servicer, as the case may be, of the transactions therein contemplated to be performed by it or the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon TRC, the Issuer, the Company, TCC or the Servicer or the property of TRC, the Issuer, the Company, TCC or the Servicer, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the charter or by-laws (or other similar document) of TRC, the Issuer, the Company, TCC or the Servicer, or any material indenture, loan agreement or other material agreement to which TRC, the Issuer, the Company, TCC or the Servicer is a party or by which any of them is bound;

(ix)                                There are no proceedings or investigations pending or, to the best knowledge of such counsel, threatened against TRC, the Company, the Issuer, TCC or Target National Bank, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any of the Basic Documents, the Collateral Certificate or the Notes, (ii) seeking to prevent the issuance of the Collateral Certificate or the Notes or the consummation of any of the transactions contemplated by any of the Basic Documents, the Collateral Certificate or the Notes, (iii) seeking any determination or ruling that, in the reasonable judgment of such counsel, would materially and adversely affect the performance by TRC of its obligations under any of the Basic Documents, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any of the Basic Documents, the Collateral Certificate or the Notes or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or applicable state income or franchise tax systems.

(e)                                  You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that the Class A Notes will be treated as indebtedness for Federal income tax purposes and that neither the Trust nor the Issuer will be classified as an association taxable as a corporation.

(f)                                    You shall have received from Davenport, Evans, Hurwitz & Smith, special South Dakota tax counsel to Target National Bank, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that, to the extent that the Class A Notes will be characterized as debt for Federal income tax purposes, the Class A Notes will be characterized as debt for South Dakota income tax purposes, and to the effect that, to the extent that neither the Trust nor the Issuer will be subject to tax at the entity level for Federal income tax purposes, neither the Trust nor the Issuer will be subject to tax at the entity level for South Dakota income tax purposes.

(g)                                 You shall have received from Faegre & Benson, special Minnesota tax counsel to TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that when the Class A Notes are beneficially owned by a person that is not a member of TRC’s consolidated group, the Class A Notes will be characterized as debt for Minnesota income tax purposes and to the effect that neither the Trust nor the Issuer will be subject to tax at the entity level.

(h)                                 You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                                     Each of the Pooling and Servicing Agreement and the Series Supplement constitutes the valid and binding obligation of the Transferor, Target National Bank and the Trustee, enforceable against the Transferor, Target National Bank and the Trustee in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Transferor, Target National Bank and the Trustee, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Pooling and Servicing Agreement and the Series Supplement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement and the Series Supplement taken as a whole, and the Pooling and Servicing Agreement and the Series Supplement together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(ii)                                  The Bank Receivables Purchase Agreement constitutes the valid and binding obligation of Target National Bank and TCC, enforceable against Target National Bank and TCC in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar event in respect of Target National Bank or TCC and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(iii)                               The Receivables Purchase Agreement constitutes the valid and binding obligation of TCC and TRC, enforceable against

TCC and TRC in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of TCC and TRC and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(iv)                              Each of the Trust Agreement and the Deposit and Administration Agreement constitutes the valid and binding obligation of TRC and the Issuer, enforceable against TRC and the Issuer in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar event in respect of TRC or the Issuer and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (y) such counsel need express no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(v)                                 The Indenture constitutes the valid and binding obligation of the Indenture Trustee and the Issuer, enforceable against the Indenture Trustee and the Issuer in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and the rights of creditors as the same may be applied in the event of the bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar event in respect of the Indenture Trustee and the Issuer, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Indenture taken as a whole, and the Indenture together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel need express no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

(vi)                              The Notes, when executed and authenticated in accordance with the terms of the Indenture and (A) in the case of the Class A Notes, delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement and (B) in the case of the Subordinated Interests, delivered to the Depositor, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their respective terms under the applicable laws of the State of Delaware;

(vii)                           The Collateral Certificate, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and the Series Supplement and delivered to the Issuer at the direction of the Transferor in consideration of receipt of the Notes, will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement under the applicable laws of the State of Delaware.

(viii)                        This Underwriting Agreement has been duly authorized, executed and delivered by TRC and the Company;

(ix)                                Neither the execution, delivery or performance by each of TRC, the Company, TCC or Target National Bank of the Basic Documents to which it is a party, nor the compliance by each of TRC, the Company, TCC or Target National Bank, as the case may be, with the terms and provisions thereof or hereof, will contravene any, provision of any applicable law;

(x)                                   Based on such counsel’s review of applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance by each of TRC, the Company, TCC or Target National Bank, of the Basic Documents to which it is a party;

(xi)                                The Notes, the Collateral Certificate and the Basic Documents conform in all material respects to the descriptions thereof contained in the Prospectus;

(xii)                             The Indenture will be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(xiii)                          Neither the Trust nor the Issuer is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

(xiv)                         The statements in the Prospectus under the heading “Legal Aspects of the Receivables,” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

(xv)                            The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the General Rules and Regulations under the Act, except that in each case such counsel need express no opinion as to the financial data included therein or excluded therefrom or the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1 (the “Form T-1”) and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

Such opinion shall also state that (a) to the best of such counsel’s knowledge, the Registration Statement has become effective under the Act, and the Prospectus Supplement has been filed with the Commission pursuant to Rule 424(b) thereunder, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened, and (b) such counsel has participated in conferences with officers and representatives of TRC, the Company, TCC and Target National Bank, in-house counsel for TRC, the Company, TCC and Target National Bank, representatives of the independent accountants of TRC, the Company, TCC and Target National Bank, and the Underwriters at which the contents of the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and shall have made no independent check or verification thereof, except for those made under the caption “Legal Aspects of the Receivables” to the extent set forth in paragraph (xiv) above, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel does not express any view as to the financial statements, schedules and other financial and statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1).

(i)                                     You shall have received from Davenport, Evans, Hurwitz & Smith, special South Dakota counsel to Target National Bank, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                                     The security interest created by the Bank Receivables Purchase Agreement in the Receivables has been perfected under Article 9 of the Uniform Commercial Code of South Dakota by the proper filing of UCC-1 financing statements with the appropriate filing offices in South Dakota, and such security interest is of first priority under Article 9 of the South Dakota Uniform Commercial Code; and

(ii)                                  The UCC-1 financing statements have been previously filed, have not been amended or terminated and no other filings or other actions, with respect to TCC’s interest in the Receivables, are necessary to perfect the interest of TCC in the Receivables, and the proceeds thereof, conveyed to TCC, except that appropriate continuation statements must be filed in accordance with the South Dakota Uniform Commercial Code.

(j)                                     You shall have received from Faegre & Benson, special Minnesota counsel to the Transferor and TCC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                                     Each of the security interest created by the Receivables Purchase Agreement, the security interest created by the Pooling and Servicing Agreement in the Receivables and the security interest created by the Deposit and Administration Agreement in the Collateral Certificate has been perfected under Article 9 of the Uniform Commercial Code of Minnesota by the proper filing of UCC-1 financing statements with the appropriate filing offices in Minnesota, and each such security interest is of first priority under Article 9 of the Minnesota Uniform Commercial Code; and

(ii)                                  The UCC-1 financing statements have been previously filed have not been amended or terminated and (a) no other filings or other actions, with respect to TRC’s interest in the Receivables, are necessary to perfect the interest of TRC in the Receivables, and the proceeds thereof, conveyed to TRC thereunder and (b) no other filings or other actions, with respect to the Trustee’s interest in the Receivables, are necessary to perfect the interest of the Trustee in the Receivables, and proceeds thereof, against third parties, except, in each case, that appropriate continuation statements must be filed in accordance with the applicable state’s requirements.

(k)                                  You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Target National Bank, TCC and TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that the Bank Receivables Purchase Agreement creates in favor of TCC a security interest under Article 9 of the Delaware Uniform Commercial Code (the “Delaware UCC”) in the rights of Target National Bank in the Receivables, the Receivables Purchase Agreement creates in favor of TRC a security interest under Article 9 of the Delaware UCC in the rights of TCC in the Receivables and the Pooling and Servicing Agreement creates in favor of the Trustee a security interest under Article 9 of the Delaware UCC in the rights of the Transferor in the Receivables.

(l)                                     You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to TRC, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                                     In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (the “Bankruptcy Code”), if the matter were properly briefed and presented to a court, the court would hold that (1) the transfer of the Receivables by TCC to TRC in the manner set forth in the Receivables Purchase Agreement would constitute the sale of the Receivables from TCC to TRC, and (2) in the event that TCC were to become a debtor under the Bankruptcy Code, the transfer of Receivables under the Receivables Purchase Agreement would not, after full consideration of all relevant factors, be properly characterized as a pledge of the Receivables to secure a borrowing by TCC from TRC, and accordingly, the Receivables and the proceeds thereof would not be part of the estate of TCC under Section 541 of the Bankruptcy Code in such event, and consequently Section 362 of the Bankruptcy Code would not be applicable to the Receivables and the proceeds thereof; and

(ii)                                  If TCC should become a debtor in a case under the Bankruptcy Code, and TRC would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, it would not be a proper exercise by the court of its equitable discretion to disregard the separate corporate existence of TRC so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of TRC with the bankruptcy estate of TCC.

(m)                               You shall have received from Timothy J. Carlin, Assistant Vice President and Senior Counsel or other internal legal counsel for Wells Fargo & Company, parent of the Trustee and Indenture Trustee, such opinion or opinions dated the Closing Date and satisfactory in form and substance to you and your counsel, substantially to the effect that:

(i)                                     The Trustee and Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the Federal laws of the United States of America;

(ii)                                  The Trustee has all requisite power and authority as a national banking association to execute and deliver, and to perform its obligations under the Pooling and Servicing Agreement and the Series Supplement and to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Series Supplement;

(iii)                               The Indenture Trustee has all requisite power and authority as a national banking association to execute and deliver, and to perform its obligations under the Indenture and to consummate the transactions contemplated by the Indenture;

(iv)                              The Trustee’s performance of its obligations under the Pooling and Servicing Agreement, the execution and delivery of the Series Supplement by the Trustee and the performance of the Trustee’s obligations pursuant to the Series Supplement does not conflict with or result in a violation of the Articles of Association or By-Laws of the Trustee;

(v)                                 The execution and delivery of the Indenture by the Indenture Trustee and performance of the Indenture Trustee’s obligations pursuant to the Indenture does not conflict with or result in a violation of the Articles of Association or By-Laws of the Indenture Trustee;

(vi)                              The Pooling and Servicing Agreement and the Series Supplement have been duly authorized, executed and delivered by the Trustee;

(vii)                           The Indenture has been duly authorized, executed and delivered by the Indenture Trustee;

(viii)                        The Collateral Certificate has been duly authenticated by the Trustee pursuant to the Pooling and Servicing Agreement; and

(ix)                                The Class A Notes have been authenticated by the Indenture Trustee pursuant to the Indenture.

(n)                                 You shall have received a certificate, dated the Closing Date and satisfactory in form and substance to you and your counsel, of an officer of each of TRC, TCC, the Company and Target National Bank, as applicable, in which such an officer, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of TRC and the Company, as the case may be, in this Underwriting Agreement are true and correct, that TRC and the Company have each complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that the representations and warranties of each of TRC, TCC, the Company and Target National Bank, as applicable, in the Basic Documents are true and correct as of the dates specified therein, that no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, that, subsequent to the date of the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of TRC, TCC, the Company or Target National Bank, as the case may be, or its respective credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate and that nothing has come to the attention of TRC, TCC, the Company or Target National Bank that would lead TRC, TCC, the Company or Target National Bank to believe that a Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)                                 You shall have received evidence satisfactory to you and your counsel that the Class A Notes shall be rated “AAA” by Standard & Poor’s Ratings Services and “Aaa” by Moody’s Investors Service, Inc.

(p)                                 You shall have received a letter, dated the Closing Date and satisfactory in form and substance to you and your counsel, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection (p).

(q)                                 You shall also receive from each counsel rendering an opinion not otherwise addressed to you a letter dated the Closing Date and satisfactory in form and substance to you and your counsel, stating that you may rely on the opinions of such counsel as delivered to Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services in connection with the rating of the Class A Notes.

(r)                                    On the Closing Date, $211,538,462 aggregate principal amount of the Subordinated Interests shall have been issued to the Depositor.

(s)                                  All proceedings in connection with the transactions contemplated by this Underwriting Agreement and the other Basic Documents and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certificates and documents as you and your Counsel may reasonably request.

TRC will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.  The Representative may in its sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

7.               Indemnification and Contribution.

(a)                                  TRC and the Company, will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither TRC nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to TRC or the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and provided further, however, that neither TRC nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus that was eliminated or remedied in the Prospectus, if a copy of the Prospectus was not sent or given with or prior to the written confirmation of the sale of any Class A Note to the person asserting the loss, claim, damage or liability, if required by the Act.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless TRC and the Company against any losses, claims, damages or liabilities to which TRC or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein in a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to TRC or the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by TRC or the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the fifth and sixth paragraphs under the caption “Underwriting” concerning overallotments and stabilizing and the concession and reallowance figures appearing in the second paragraph under the caption “Underwriting.”

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by TRC and the Company on the one hand and the Underwriters on the other from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of TRC and/or the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by TRC and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by TRC and the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TRC or the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of TRC and the Company under this Section shall be in addition to any liability which TRC and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of TRC and the Company, to each officer of TRC and the Company who has signed a Registration Statement and to each person, if any, who controls TRC or the Company within the meaning of the Act.

8.               Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Class A Notes hereunder on the Closing Date and the aggregate principal amount of Class A Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Class A Notes that the Underwriters are obligated to purchase on such Closing Date, the Lead Underwriter may make arrangements satisfactory to TRC for the purchase of such Class A Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A Notes that such defaulting Underwriters agreed but failed to purchase on the Closing Date.  If any Underwriter or Underwriters so default and the aggregate principal amount of the Class A Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Class A Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Lead Underwriter and TRC for the purchase of such Class A Notes by other persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter or TRC or the Company, except as provided in Section 9.  As used in this Underwriting Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of TRC and the Company and their respective officers and of the several Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, TRC, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Notes.  If this Underwriting Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Class A Notes by the Underwriters is not consummated, TRC and the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of TRC and the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any

Class A Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Class A Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Underwriting Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), TRC and the Company, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A Notes.

10.         Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, sent by facsimile or delivered and confirmed to the Representative at Lehman Brothers Inc., 745 7th Avenue, 7th Floor, New York, New York 10019 Attention: Asset Backed Securities (facsimile no.(212) 526-0285); if sent to TRC, will be mailed, sent by facsimile or delivered and confirmed to it at Target Receivables Corporation, 1000 Nicollet Mall, TPS 3136, Minneapolis, Minnesota 55403, Attention: General Counsel, (facsimile no. (612) 696-6909); and if sent to the Company, will be mailed, sent by facsimile or delivered and confirmed to it at Target Corporation, 1000 Nicollet Mall, Minneapolis, Minnesota 55403, Attention: Treasurer (facsimile no. (612) 761-5573); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, sent by e-mail, delivered or telegraphed and confirmed to such Underwriter.

11.         Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.         Representations of Underwriters.  The Representative will act for the several Underwriters in connection with this financing, and any action under this Underwriting Agreement taken by the Representative will be binding upon all the Underwriters.  Each of the Underwriters represents and warrants to, and agrees with, TRC that (i) it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A Notes will not offer or sell any Class A Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (ii) if that Underwriter is an authorized person under the Financial Services and Markets Act 2000, it has promoted and will only promote to the following persons (x) persons falling within one of the categories of “investment professionals” as defined in article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 and (y) persons falling within any categories of persons described in article 22(2) (a) to (d) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes)

(Exemptions) Order 2001, (iii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A Notes in, from or otherwise involving the United Kingdom, and (iv) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Class A Notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Issuer.

13.         Counterparts.  This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Underwriting Agreement.

14.         Applicable Law.  THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

TRC and the Company hereby submit to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

15.         No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, TRC and the Company acknowledge and agree that in connection with the offering: (i) there exists no fiduciary or agency relationship between TRC and the Company, on the one hand, and the Underwriters, on the other; (ii) the relationship between TRC and the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations and the Underwriters are not acting as advisors, experts or otherwise, to TRC and the Company; (iii) notwithstanding anything in this Underwriting Agreement to the contrary, TRC and the Company acknowledge that the Underwriters may have financial interests in connection with the offering in addition to the difference between the price to the public and the purchase price paid to TRC and the Company by the Underwriters for the Class A Notes and the Underwriters have no obligation to disclose, or account to TRC and the Company for, any of such additional financial interests.  TRC and the Company hereby waive and release, to the fullest extent permitted by law, any claims that TRC and the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offering.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to TRC and the Company one of the counterparts hereof, whereupon it will become a binding agreement between TRC, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TARGET RECEIVABLES CORPORATION

By:
Name:
Title:

TARGET CORPORATION

By:
Name:
Title:

LEHMAN BROTHERS INC.

Acting on behalf of itself and as the Representative of the several Underwriters.

By:
Name:
Title:

Underwriting Agreement

Exhibit A

Underwriters	Principal Amounts of Class A Notes

Lehman Brothers Inc.	$
Banc of America Securities LLC
Citigroup Global Markets Inc.
JPMorgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total		$750,000,000